Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS

(effective as of July 27, 2023)

OF

ARCHROCK, INC.

A Delaware Corporation

TABLE OF CONTENTS

ARTICLE I STOCKHOLDERS1

Section 1.1Annual Meeting1

Section 1.2Special Meetings1

Section 1.3Notice of Meetings1

Section 1.4Quorum2

Section 1.5Organization2

Section 1.6Conduct of Business2

Section 1.7Proxies and Voting2

Section 1.8Stock List3

Section 1.9Notice of Stockholder Business and Nominations3

ARTICLE II BOARD OF DIRECTORS11

Section 2.1Number, Election and Term of Directors11

Section 2.2Newly Created Directorships and Vacancies11

Section 2.3Regular Meetings11

Section 2.4Special Meetings11

Section 2.5Quorum11

Section 2.6Participation in Meetings By Conference Telephone12

Section 2.7Conduct of Business12

Section 2.8Compensation of Directors12

Section 2.9Powers and Duties of the Chairman of the Board12

Section 2.10Powers and Duties of any Vice Chairman12

ARTICLE III COMMITTEES13

Section 3.1Committees of the Board of Directors13

Section 3.2Conduct of Business13

ARTICLE IV OFFICERS13

Section 4.1Generally13

Section 4.2Resignation and Removal14

Section 4.3Powers and Duties of the Chief Executive Officer14

Section 4.4Powers and Duties of the President14

Section 4.5Vice Presidents14

Section 4.6Treasurer14

Section 4.7Assistant Treasurers15

Section 4.8Secretary15

Section 4.9Assistant Secretaries15

Section 4.10Delegation of Authority15

Section 4.11Action with Respect to Securities of Other Corporations15

ARTICLE V STOCK15

Section 5.1Certificates of Stock15

Section 5.2Transfers of Stock15

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Section 5.3Record Date16

Section 5.4Lost, Stolen or Destroyed Certificates16

Section 5.5Regulations16

ARTICLE VI NOTICES16

Section 6.1Notices16

Section 6.2Waivers16

ARTICLE VII MISCELLANEOUS17

Section 7.1Facsimile Signatures17

Section 7.2Corporate Seal17

Section 7.3Reliance upon Books, Reports and Records17

Section 7.4Fiscal Year17

Section 7.5Time Periods17

ARTICLE VIII INDEMNIFICATION OF DIRECTORS AND OFFICERS17

Section 8.1Mandatory Indemnification of Directors and Officers17

Section 8.2Right of Indemnitee to Bring Suit18

Section 8.3Permissive Indemnification of Non-Officer Employees and Agents18

Section 8.4General Provisions19

ARTICLE IX AMENDMENTS19

ARTICLE X FORUM FOR ADJUDICATION OF DISPUTES20

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FOURTH AMENDED AND RESTATED BYLAWS

OF

ARCHROCK, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I
STOCKHOLDERS
Section 1.1Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors” or “Board”) shall each year fix.
Section 1.2Special Meetings.  Special meetings of the stockholders, other than those required by statute, may be called only by the Chairman of the Board, if any, any Vice Chairman or the President, or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board.  For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships.  The Board of Directors may postpone or reschedule any previously scheduled special meeting.
Section 1.3Notice of Meetings.  Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “GCL”) or the Restated Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the GCL; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  Except as required by law, the Corporation shall not be required to set a new record date for an adjourned meeting, even if the date to which the meeting is adjourned is more than 60 days after the record date for the meeting.

Section 1.4Quorum.  At any meeting of the stockholders, the holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date, or time.

Section 1.5Organization.  Such person as the Board of Directors may have designated or, in the absence of such person, the Chairman of the Board or, in his or her absence or at his or her election, any Vice Chairman or, in his or her absence, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary or an Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.
Section 1.6Conduct of Business.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The chairman shall have the power to adjourn the meeting to another place, if any, date and time.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
Section 1.7Proxies and Voting.  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or these Bylaws, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 1.8Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder no later than the tenth day prior to the meeting in the manner provided by law. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 1.9Notice of Stockholder Business and Nominations.
(A)Annual Meetings of Stockholders.
(1)Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:

(a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.3 of these Bylaws (or any supplement thereto),

(b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or by or at the direction of the Chairman of the Board, or

(c) otherwise properly brought before the meeting by a stockholder of the Corporation present in person who (i) (A) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting (including any postponement or adjournment thereof), (B) is entitled to vote at the meeting, and (C) has complied with this Section 1.9 in all applicable respects or (ii) in the case of the proposal of business, properly made such proposal in accordance with Rule 14a-8 under the Exchange Act.

Subclause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act) before an annual meeting of stockholders.

(2)Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.9(A)(1)(c):

(a) the stockholder must provide (i)  Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) in the case of nominations, provide all applicable information, agreements and questionnaires with respect a candidate for nomination, as required to be set forth by this Section 1.9 and (iii) any updates or supplements to such notice at the times and in the forms required by this Section 1.9,

(b) in the case of business to be brought before an annual meeting, such business must be a proper matter for stockholder action under the GCL, and

(c) in the case of nominations to be brought before an annual meeting, in no event may a Proposing Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting.  If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 1.9(C) or (iii) the tenth day following the date of public announcement (as defined below) of such increase.

To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary (the “Anniversary”) of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of this Section 1.9, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before, or of a nomination proposed to be made at, a meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before, or the nomination to be made at, the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(3)To be in proper form, a stockholder’s notice pursuant to Section 1.9(A)(1)(c) shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such candidate for nomination that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act, including such person’s written consent to being named in the proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to elected and to serving as a Director for a full term if elected, (ii) a description of all direct and indirect interests in any material contracts or agreements between or among any Proposing Person, on the one hand, and each candidate for nomination or his or her respective associates, or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the Proposing Person or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (iii) a completed and signed questionnaire, representation and agreement as provided in Section 9.1(B)(a),

(b) as to each item of business other than the nomination of a director or directors that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (iv) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (b) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner,

(c) in the case of a notice under either clause (a) or clause (b) of this Section 9.1(A), as to the Proposing Person, (i) the name and address of such person (including, if applicable, as they appear on the Corporation’s books and records), (ii) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such person, except that such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future, (iii) the date or dates such shares were acquired, (iv) the investment intent of such acquisition, and (v) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses,

(d) in the case of a notice under either clause (a) or clause (b) of this Section 9.1(A), (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (iii) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (iv) a description of any proportionate interest in shares of the Corporation or Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (v) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (vi) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (vii) a representation that such Proposing Person intends or is part of a group which intends to (A) in the case of business to brought before a meeting, deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, or (B) in the case of a nomination or nominations, (x) deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and (viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that disclosures to be made pursuant to the foregoing clauses (i) through (viii) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner, and

(e) In addition to the requirements of Section 1.9 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.  Notwithstanding the foregoing provisions of this Section 1.9, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Proposing Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2)

and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4)The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors.  Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.
(5)A Proposing Person or a candidate for nomination as a director, as applicable,  shall update and supplement (a) in the case of such Proposing Person, its notice to the Corporation of the intent to propose business or any nomination, or (b) in the case of any proposed candidate for nomination, the applicable materials delivered pursuant to this Section 1.9, if necessary, so that any information provided or required to be provided pursuant to this Section 1.9 shall be true and correct as of the record date for the stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders, or to submit any new nomination.
(B)Additional Requirements For Valid Nomination of Candidates to Serve as Directors and, If Elected, to Be Seated as Directors.

(1)To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 1.9 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (i) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (iii) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (iv) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(2)The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon.  Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Principles.  Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Proposing Person.
(3)No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Proposing Person seeking to place such candidate’s name in nomination has complied with Section 1.9. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 1.9 and, if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 1.9.
(C)Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.3 of these Bylaws and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.  Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the stockholder must (1) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (2) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 1.9 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.9. To be timely, such stockholder’s notice for nominations to be made at a special meeting must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(D)General.
(1)No person nominated for election as a director at a meeting of stockholders shall be eligible to serve as director unless nominated in accordance with the procedures set forth in this Section 1.9, and no business shall be conducted at a meeting of stockholders unless such business shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.9.    Except as otherwise provided herein or required by law, the presiding officer or chairman of the meeting shall, if the facts warrant, determine that such nomination or business was not properly brought before the meeting in accordance with the procedures set forth in this Section 1.9 and, if he or she should so determine, he or she shall declare that such defective proposal or nomination shall not be transacted or shall be disregarded.  Notwithstanding the foregoing provisions of this Section 1.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) is not present in person at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.9, (a) “present in person” shall mean that the stockholder proposing business to be brought before, or nominating a person for election to the Board at, the meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such meeting, and a “qualified representative” of the stockholder, shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

For purposes of this Section 1.9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(2)Notwithstanding the foregoing provisions of this Section 1.9, each Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such business or nomination.  Provisions in this Section 1.9 related to business proposals are expressly intended to apply to business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement.  Nothing in this Section 1.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Restated Certificate of Incorporation.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1Number, Election and Term of Directors.  The number, election and term of directors shall be as, or shall be determined in the manner, set forth in the Restated Certificate of Incorporation of the Corporation or, to the extent not set forth therein, in a resolution adopted by a majority of the Whole Board.
Section 2.2Newly Created Directorships and Vacancies.  Subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the Whole Board (and not by stockholders).
Section 2.3Regular Meetings.  Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.
Section 2.4Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, any Vice Chairman or the President or by a majority of the Whole Board and shall be held at such place, on such date, and at such time as they, he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telephone or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than 24 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
Section 2.5Quorum.  At any meeting of the Board of Directors, a majority of the total number of the Whole Board shall constitute a quorum for all purposes.  If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 2.6Participation in Meetings By Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
Section 2.7Conduct of Business.  At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.8Compensation of Directors.  Unless otherwise restricted by law, the Board of Directors shall have the authority to fix the compensation of the directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.
Section 2.9Powers and Duties of the Chairman of the Board.  The Board may elect a Chairman of the Board from among the members of the Board.  The Board shall designate the Chairman as either a “non-executive” Chairman of the Board or, in accordance with Section 4.1 of these Bylaws, an Executive Chairman of the Board.  (References in these Bylaws to the “Chairman of the Board” shall mean the non-executive Chairman or the Executive Chairman, as designated by the Board).  Except as otherwise set forth in these Bylaws, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Section 2.10Powers and Duties of any Vice Chairman. The Board may elect one or more Vice Chairmen.  The Board shall designate each Vice Chairman as either a “non-executive” Vice Chairman or, in accordance with Section 4.1 of these Bylaws, an Executive Vice Chairman.  (References in these Bylaws to a “Vice Chairman” shall mean any non-executive Vice Chairman or any Executive Vice Chairman, as designated by the Board).   The Vice Chairman may, in the absence or at the election of the Chairman of the Board, preside at meetings of the stockholders and of the Board of Directors; any non-executive Vice Chairman may preside over executive sessions of the Board of Directors; and any Vice Chairman shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

ARTICLE III
COMMITTEES
Section 3.1Committees of the Board of Directors.  The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers and to the full extent permitted by Section 141(c)(2) of the GCL, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
Section 3.2Conduct of Business.  Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
ARTICLE IV
OFFICERS
Section 4.1Generally.  The officers of the Corporation shall include a Chief Executive Officer, a President, and a Secretary, and may also include an Executive Chairman of the Board, an Executive Vice Chairman, Chief Financial Officer, Chief Operating Officer, a Treasurer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant,” “staff” or otherwise, as the Board of Directors shall determine), one or more Assistant Secretaries and one or more Assistant Treasurers.  Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any number of offices may be held by the same person.  The salaries of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or a committee thereof or by such officers as may be designated by resolution of the Board of Directors or a committee thereof.
Section 4.2Resignation and Removal.  Any officer may resign at any time upon written notice to the Corporation.  Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time.  The Board of Directors may delegate the power of removal as to officers, agents and employees who have not been appointed by the Board of Directors.  Such removal shall be without prejudice to a person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

Section 4.3Powers and Duties of the Chief Executive Officer.  The President shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board as Chief Executive Officer.  Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Section 4.4Powers and Duties of the President.  Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation.  Unless the Board of Directors otherwise determines, in the absence of the Chairman of the Board and all Vice Chairmen or if there be no Chairman of the Board or Vice Chairman, the President shall preside at all meetings of the stockholders and, provided he or she is a director, at meetings of the Board of Directors.  The President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.
Section 4.5Vice Presidents.  In the absence of the President, or in the event of his or her inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.  In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.  The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.  Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.
Section 4.6Treasurer.  If elected, the Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors.  The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.
Section 4.7Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive

Officer or the Board of Directors.  The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 4.8Secretary.  The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors.  He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe.
Section 4.9Assistant Secretaries.  In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  The performance of any such duty shall, in respect of any other person dealing with the Corporation, be conclusive evidence of his or her power to act.  An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.
Section 4.10Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
Section 4.11Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer, the President, the Treasurer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V
STOCK
Section 5.1Certificates of Stock.  Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or Vice Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.
Section 5.2Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 5.4 of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
Section 5.3Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.4Lost, Stolen or Destroyed Certificates.  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
Section 5.5Regulations.  The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI
NOTICES
Section 6.1Notices.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the GCL.
Section 6.2Waivers.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  Attendance at any meeting shall constitute waiver of notice except if the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting because it has not been lawfully called or convened.
ARTICLE VII
MISCELLANEOUS
Section 7.1Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 7.2Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
Section 7.3Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 7.4Fiscal Year.  The fiscal year of the Corporation shall be the calendar year unless otherwise fixed by the Board of Directors.
Section 7.5Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 8.1Mandatory Indemnification of Directors and Officers.  The Corporation shall indemnify and hold harmless to the full extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (hereinafter an “indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.2 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred by this Section 8.1 also shall include the right of such persons described in this Section 8.1 to be paid in advance by the Corporation for their expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) to the full extent permitted by the laws of the State of Delaware, as from time to time in effect; provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 or otherwise. The right to indemnification conferred on such persons by this Section 8.1 shall be a contract right.

Section 8.2Right of Indemnitee to Bring Suit.  If a claim under Section 8.1 of these Bylaws is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the GCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 8.3Permissive Indemnification of Non-Officer Employees and Agents.  The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation,  is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized in the sole discretion of the Chief Executive Officer and at least one other of the following officers:  the President, the Chief Financial Officer, or the General Counsel of the Corporation (the Chief Executive Officer and any of such other officers so authorizing such indemnification, the

“Authorizing Officers”).  The Corporation may, to the extent permitted by Delaware law and authorized in the sole discretion of the Authorizing Officers, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Authorizing Officers authorizing such expense advancement  determine in their sole discretion.  The provisions of this Section 8.3 shall not constitute a contract right for any such employee or agent.

Section 8.4General Provisions.  The rights and authority conferred in any of the Sections of this Article VIII shall not be exclusive of any other right which any person seeking indemnification or advancement of expenses may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  Neither the amendment or repeal of this Article VIII or any of the Sections thereof nor the adoption of any provision of the Restated Certificate of Incorporation or these Bylaws or of any statute inconsistent with this Article VIII or any of the Sections thereof shall eliminate or reduce the effect of this Article VIII or any of the Sections thereof in respect of any acts or omissions occurring prior to such amendment, repeal or adoption or an inconsistent provision.
ARTICLE IX
AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws by the approval of a majority of the Whole Board, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or the Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

ARTICLE X
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X.